Exhibit 99.1
FOR IMMEDIATE RELEASE
PROLIANCE ANNOUNCES PRELIMINARY 3Q 2008 RESULTS;
FINAL RESULTS TO BE RELEASED THURSDAY

Expects Year over Year Increase in Operating and Net Income on Reduced Costs
NEW HAVEN, CT, October 28, 2008 — Proliance International, Inc. (AMEX:PLI), a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications, today announced preliminary results for the third quarter ended September 30, 2008.
The Company expects net income of $1.4 million, or $0.07 per diluted common share, compared to $129,000, or $0.01 per diluted common share, last year.
Net sales are expected to total approximately $95.4 million compared to approximately $115.3 million in the year ago quarter. The variance reflects the continuing impact of the Company’s change in distribution strategy away from branches for certain products, and the effects of the Southaven casualty event, which also impacted first and second quarter sales this year.
Operating income is expected to increase 35%, to $8.4 million, reflecting the benefit of the Company’s continuing cost reduction program, and expenses related to the Southaven casualty event, net of insurance recoveries, compared to $6.2 million in the year ago quarter, which included a $1.9 million restructuring charge related to changing the Company’s distribution system.
Proliance said it was releasing preliminary results and accelerating issuance of its formal 3Q 2008 news release and accompanying conference call because of recent market activity in its common stock. The Company expects to report final 3Q 2008 results after the market closes this Thursday, October 30, 2008, to be followed by a conference call for investors at 5:00 PM Eastern Time.
Proliance reiterated that it expects full year results to be in line with its previous guidance of adjusted operating income in the range of about $20 million for the full year 2008, excluding one-time costs related to the Southaven casualty event and expenses associated with amendments to the Company’s credit facility.
Despite the delays caused by the turmoil in the capital markets, Proliance continues to make progress toward the refinancing of its current senior debt with the goal of completing a transaction in the fourth quarter of 2008. As previously reported, Proliance has signed a letter of intent with a group of institutional lenders to provide $30 million of mezzanine financing to the Company.
Conference Call
Proliance will host a conference call Thursday, October 30, 2008, at 5 PM ET with Charles E. Johnson, President and CEO, and Arlen F. Henock, CFO, to discuss the results for the third quarter ended September 30, 2008, which will be released after the market closes that Thursday. The call will be accessible live via a webcast on Proliance’s Investor Relations Webcast page at http://www.pliii.com/39-webcasts?side or http://www.investorcalendar.com/IC/CEPage.asp?ID=136559. A webcast replay will be available shortly thereafter.
About Proliance International, Inc.
Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.
Forward Looking Statements
Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance or liquidity of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its suppliers and lenders, and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements.
Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of Proliance and Proliance’s other subsequent filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact
Arlen F. Henock, Chief Financial Officer, Proliance International, Inc., (203) 859-3626, or Steven Anreder (steven.anreder@anreder.com) or Gary Fishman (gary.fishman@anreder.com) of Anreder & Company, (212) 532-3232.